SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 15, 2002


                          PENINSULA GAMING COMPANY, LLC
             (Exact name of registrant as specified in its charter)



         Delaware                        333-88829              42-1483875
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
    of incorporation)                                        Identification No.)


         3rd Street Ice Harbor
             P O BOX 1750
            Dubuque, Iowa                                             52001-1750
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: (319) 583-7005


                                 Not Applicable
          (Former name or former address, if changed since last report)



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                      INFORMATION TO BE INCLUDED IN REPORT



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On February 15, 2002, the registrant's wholly-owned subsidiary, OED Acquisition, LLC, a Delaware limited liability company ("OEDA"), consummated its acquisition of: (i) 50% of the membership interests (the "BIM3 Interests") of The Old Evangeline Downs, L.C., a Louisiana limited company ("OED") from BIM3 Investments, a Louisiana partnership ("BIM3"); and (ii) BIM3's one-half (1/2) interest in two promissory notes in the aggregate principal amount of $13,607,207.90 issued by OED, for an aggregate purchase price of $15,000,000 in cash. The remaining 50% of the membership interests in OED will continue to be owned, directly or indirectly, by William E. Trotter, II Family L.L.C., a Louisiana limited liability company. The acquisition was made pursuant to a Purchase Agreement (as amended, the "Purchase Agreement") dated June 27, 2001 by and among the registrant's parent Peninsula Gaming Partners, LLC, a Delaware limited liability company ("PGP"), OED and BIM3. The Purchase Agreement was assigned to OEDA by PGP on October 23, 2001. The source of funds for the transactions described above was $3,000,000 of cash on-hand and $12,000,000 of borrowings under the registrant's credit facility with Foothill Capital Corporation.

         The registrant amended its credit facility and obtained consents under the Indenture governing its 12 1/4 % Senior Secured Notes due 2006 to consummate the acquisition.

         (b) Subject to receipt of required gaming approvals, OED intends to finance the construction and development of an estimated $90 million racetrack and casino project (the "Racino Project"). The Racino Project is expected to include up to 1,525 slot machines, dirt and turf thoroughbred racetracks and several dining options. The Racino Project is expected to be one of only three racetracks in the state of Louisiana currently authorized to conduct casino operations.

         The successful completion of the Racino Project is subject to factors beyond the control of OED. The extent and timing of the development and construction of the Racino Project will depend on available cash flow or the ability to obtain financing. There can be no assurance that sufficient cash flow or necessary financing will be available on satisfactory terms to OED. In addition, the registrant and OED will be subject to comprehensive and stringent government regulations. The registrant and OED and their respective officers, directors, members, significant shareholders and employees will be subject to the Louisiana Gaming Authority and



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will need to submit to a regulatory review process prior to mandatory licensing.
There can be no assurance that all necessary licenses will be issued, or issued on a timely basis. For the foregoing reasons, there can no assurance that the Racino Project will be completed, or completed in a timely manner.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.


ITEM  5.  OTHER EVENTS.

         Not Applicable.


ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired.

         The financial statements required under this Item 7 are not filed with this initial report on Form 8-K and, if and only to the extent required to be filed by this item, will instead be filed not later than 60 days following the date on which this Form 8-K must be filed.

         (b) Pro Forma Financial Information

         The pro forma financial information required under this Item 7 is not filed with this initial report on Form 8-K and, if and only to the extent required to be filed by this item, will instead be filed not later than 60 days following the date on which this Form 8-K must be filed.

         (c) Exhibits.

1.1 Purchase Agreement, dated June 27, 2001, by and among Peninsula Gaming Partners, LLC, a Delaware limited liability company, The Old Evangeline Downs, L.C., a Louisiana limited company and BIM3 Investments, a Louisiana partnership.



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1.2          Assignment Agreement, dated October 23, 2001, by and between
             Peninsula Gaming Partners, LLC, a Delaware limited liability company and OED Acquisition, LLC, a Delaware limited liability company.

1.3 First Amendment to Purchase Agreement, dated January 1, 2002, by and among BIM3 Investments, a Louisiana partnership, The Old Evangeline Downs, L.C., a Louisiana limited company and OED Acquisition, LLC, a Delaware limited liability company.

4.1 First Supplemental Indenture, dated January 15, 2002, by and among Peninsula Gaming Company LLC and Peninsula
             Gaming Corp. as Issuers, and the Subsidiary Guarantors referred to therein.


ITEM 8.  CHANGE IN FISCAL YEAR.

         Not Applicable.


ITEM 9.  REGULATION FD DISCLOSURE.

         Not Applicable.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PENINSULA GAMING COMPANY, LLC



Date: March 4, 2002                 By: /s/ M.  Brent Stevens
                                        ----------------------------------------
                                        Name:   M. Brent Stevens
                                        Title:  Chief Executive Officer





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                                  EXHIBIT INDEX


Exhibit
Number                    Description
-------                   ------------

1.1               Purchase Agreement
1.2               Assignment Agreement
1.3               First Amendment to Purchase Agreement
4.1               First Supplemental Indenture